UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2017

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1440 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)
(408) 321-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
On February 2, 2017, FireEye, Inc. (the “Company”) issued a press release and will hold a conference call regarding its financial results for the fourth quarter and year ended December 31, 2016. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
The Company is making reference to non-GAAP financial measures in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the press release.

Item 5.02    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of David DeWalt

On January 29, 2017, David DeWalt notified the Company of his decision to resign as the Company’s Executive Chairman of the Board and as a member of the Company’s Board of Directors, effective January 31, 2017. Mr. DeWalt’s decision to resign was not the result of any disagreement with the Company. Mr. DeWalt had served as a member of the Company’s Board of Directors since May 2012, as the Company’s Chief Executive Officer and Chairman of the Board from November 2012 to June 2016, and as the Company’s Executive Chairman of the Board since June 2016. The Company extends its deepest thanks to Mr. DeWalt for his tireless work over his many years of dedicated service to the Company and for his role in establishing the Company as a leader in cybersecurity.

Departure of Michael Berry

On February 1, 2017, Michael Berry informed the Company of his decision to resign as Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company, effective February 3, 2017, in order to pursue another opportunity. Mr. Berry’s decision to resign was not the result of any disagreement with the Company.

On February 2, 2017, the Company entered into a Transition Agreement with Mr. Berry (the “Transition Agreement”). Under the Transition Agreement, Mr. Berry has agreed to provide transition services to the Company following his resignation through the date of the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2016 with the Securities and Exchange Commission or March 1, 2017, whichever is later (such period, the “Transition Period”). In addition, under the Transition Agreement, Mr. Berry has provided the Company and its affiliates with a general release. In exchange for Mr. Berry performing the services described in the Transition Agreement during the Transition Period, his comprehensive release, and the other agreements set forth in the Transition Agreement, the Company will pay Mr. Berry his fiscal 2016 cash bonus in the amount of $251,125 on February 15, 2017, as if he remained an employee of the Company on such date, provided that the Transition Agreement is effective on such date and has not theretofore been terminated. Furthermore, any outstanding Company equity awards held by Mr. Berry as of immediately prior to the date of his resignation will continue to vest during the Transition Period in accordance with their respective terms, provided that the Transition Agreement is effective on the applicable vest date and has not theretofore been terminated. A copy of the Transition Agreement is filed herewith as Exhibit 10.1. The foregoing description of the Transition Agreement is a summary only and is qualified in its entirety by the full text of the Transition Agreement, which is incorporated herein by reference.

Promotion of Frank Verdecanna

On February 1, 2017, Frank Verdecanna, the Company’s Senior Vice President of Finance and Chief Accounting Officer, was promoted and appointed as Executive Vice President and Chief Financial Officer of the Company, effective February 4, 2017, reporting to the Company’s Chief Executive Officer. Mr. Verdecanna will also remain as the Company’s Chief Accounting Officer. As Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, Mr. Verdecanna will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Verdecanna, age 45, has served as the Company’s Senior Vice President of Finance since November 2015 and as the Company’s Chief Accounting Officer since August 2016. Previously, Mr. Verdecanna served as the Company’s interim Chief Financial Officer from August 2015 to September 2015 and as the Company’s Vice President of Finance from November 2012 to November 2015. Prior to joining the Company, Mr. Verdecanna was the Chief Financial Officer of Apptera, Inc., a mobile communications and advertising company, from February 2010 to November 2012. From October 2000 to July 2009, Mr. Verdecanna held various finance positions, most recently as Vice President and Chief Financial Officer, at iPass Inc., a publicly traded global provider of mobility software and services. Mr. Verdecanna holds a B.S. in Business Administration from California Polytechnic State University-San Luis Obispo.

On February 1, 2017, in connection with Mr. Verdecanna’s promotion, the Company’s Board of Directors increased Mr. Verdecanna’s annual base salary to $370,000 and provided Mr. Verdecanna with an opportunity to earn an annual cash incentive bonus, initially with a target of $185,000, under the Company’s Employee Incentive Plan, in each case effective February 1, 2017. On February 1, 2017, the Board also granted Mr. Verdecanna (i) an award of restricted stock units covering 75,000 shares of the Company’s common stock pursuant to the Company’s 2013 Equity Incentive Plan and (ii) an award of restricted stock units with performance-based vesting covering a target of 75,000 shares of the Company’s common stock pursuant to the Company’s 2013 Equity Incentive Plan. Each award is scheduled to vest in three equal annual installments, with the first installment for each award scheduled to vest on February 15, 2018, in each case subject to Mr. Verdecanna’s continued service through the applicable vesting date.

In addition, it is expected that Mr. Verdecanna will enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 2013.

There is no arrangement or understanding between Mr. Verdecanna and any other persons pursuant to which Mr. Verdecanna was selected as Executive Vice President and Chief Financial Officer of the Company. There are no family relationships between Mr. Verdecanna and any director or executive officer of the Company and, other than as described above, no transactions involving Mr. Verdecanna that would require disclosure under Item 404(a) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Transition Agreement between the Registrant and Michael J. Berry, dated as of February 2, 2017
99.1	Press release dated February 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: February 2, 2017	By:	/s/ Alexa King
Alexa King Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement between the Registrant and Michael J. Berry, dated as of February 2, 2017
99.1	Press release dated February 2, 2017